Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2012 Full-Year and Fourth Quarter Results

NEW YORK, NY - February 21, 2013 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the full-year and fourth quarter ended December 31, 2012.

2012 Full-Year Summary

•	Revenue of $777.6 million, a decrease of 16.7 percent from 2011, or 15.8 percent in constant currency.

•	Gross margin of $284.9 million, or 36.6 percent of revenue, a decrease of 19.6 percent from 2011, or 18.2 percent in constant currency.

•	Adjusted EBITDA* of $7.5 million, compared with adjusted EBITDA of $24.4 million in 2011.

•	Restructuring charges of $7.8 million and other income of $0.4 million in 2012.

•	EBITDA* of $0.1 million in 2012, compared with $23.6 million in 2011.

•	Net loss of $5.3 million, or $0.17 per basic and diluted share, compared with net income of $10.9 million, or $0.35 per basic share and $0.34 per diluted share, in 2011.

2012 Fourth Quarter Summary

•	Revenue of $184.3 million, a decrease of 17.3 percent from the fourth quarter of 2011, or 18.2 percent in constant currency.

•	Gross margin of $66.9 million or 36.3 percent of revenue, a decrease of 20.9 percent from the same period in 2011, or 21.6 percent in constant currency.

•	Adjusted EBITDA* of $3.2 million, compared with adjusted EBITDA of $6.3 million in the fourth quarter of 2011.

•	Restructuring charges of $0.2 million and other income of $0.6 million in the fourth quarter of 2012.

•	EBITDA* of $3.5 million, compared with $6.0 million in the fourth quarter of 2011.

•	Net loss of $0.3 million, or $0.01 per basic and diluted share, compared with net income of $3.3 million, or $0.10 per basic and diluted share, for the fourth quarter of 2011.

* EBITDA and adjusted EBITDA are defined in the segment tables at the end of this release.

“2012 proved difficult to navigate by any measure. However, despite these market conditions, we were able to deliver positive EBITDA for the full-year, including restructuring charges,” said Manuel Marquez, chairman and chief executive officer at Hudson. “We took significant actions throughout the year with two goals in mind: manage through the tough economic environment and reposition the company to thrive during a global economic rebound. As no real recovery is yet in sight, we must continue to focus on strengthening our business foundation, preserving liquidity and making progress in our performance improvements. At the same time, we will continue investing in our strategic initiatives in order to keep us on the path towards long-term success.”

“During 2013, we will continue to focus on optimizing our organization, expanding efficient business models and managing our cash position,” said Mary Jane Raymond, chief financial officer at Hudson.

Strategic Initiatives
The company announced in May 2012 that the strategic initiatives launched in 2011 would be fast-tracked during 2012. The company's accelerated plan included:

•	Redirecting resources to, and driving sustainable growth from, its high potential strategic businesses and focusing on the growth markets of the world. The following steps were taken:

◦	Continued to move leaders into key positions in high potential businesses including RPO, Legal eDiscovery and Asia.

◦	Redirected field operations to concentrate on its largest clients around the globe.

◦	Focused the IT Practice in the Americas on its largest markets and clients while consolidating offices and reducing headcount.

•	Optimizing its operations in underperforming sectors and markets to deliver improved performance, re-engineering its delivery model, and consolidating operations globally. Specifically, the company:

◦	Reduced management and support services in underperforming markets in France, the UK, Middle East and Financial Solutions in the Americas.

◦	Removed organizational layers and associated support positions in Asia Pacific to get management closer to the client.

◦	Consolidated offices to more efficiently support our clients.

•	Streamlining its back office support areas and business processes through shared services and global centers of excellence to gain efficiencies of operation. Specifically, the company:

◦	Streamlined back office operations in the Americas and Asia Pacific.

◦	Established shared services in select locations around the world.

◦	Consolidated operations to more efficiently supply back office services.

Regional Highlights

Americas

Hudson Americas experienced reduced demand in Legal eDiscovery and slower growth in RPO as client behavior was increasingly cautious following a robust 2011, when gross margin growth reached 29 percent. Hudson Americas' gross margin in 2012 decreased 15 percent from 2011. The decline was driven by a 21 percent decrease in contracting gross margin, primarily attributable to Legal eDiscovery, offset in part by 6 percent growth in permanent recruiting gross margin, led by RPO. In response to these conditions, the company took a set of actions focused primarily on accelerating business development, as well as reducing costs and internal operations. SG&A* and headcount were reduced by 14 percent and 22 percent, respectively. As a result, adjusted EBITDA was $4.9 million, or 2.9 percent of revenue, compared with $6.4 million, or 3.4 percent of revenue, in 2011.

In the fourth quarter, Hudson Americas' gross margin decreased 2 percent sequentially and 32 percent compared with the same period in 2011. This was primarily due to reduced project demand in Legal eDiscovery, which had particularly strong growth in the fourth quarter of 2011. After double digit growth in recent quarters, RPO gross margin decreased 27 percent compared with the fourth quarter of 2011 as clients reduced hiring volumes or opted to bring the work in-house. Adjusted EBITDA declined to $1.4 million for the fourth quarter, or 3.5 percent of revenue, compared with $2.4 million for the same period a year ago.

Asia Pacific

Hudson Asia Pacific's gross margin in 2012 decreased 21 percent in constant currency compared with 2011 as demand in the region slowed due to increasingly cautious hiring activity and cost controls implemented in response to the economic environment. The decline was partially offset by 36 percent constant currency gross margin growth in Talent Management, driven by strength in assessment services. The company took steps to rebalance its portfolio and streamline its operating structure. These actions to reduce costs resulted in an SG&A* decline of 17 percent and headcount decline of 22 percent from 2011. Adjusted EBITDA was $12.9 million, or 4.5 percent of revenue, down from $21.3 million in 2011.

The fourth quarter trends were consistent with the rest of the year, with gross margin down 24 percent in constant currency from the same period in 2011. A 28 percent decline in permanent recruitment gross margin accounted for most of the overall gross margin drop, while Talent Management continued to deliver strong growth, with gross margin up 44 percent in constant currency. The company reduced SG&A* by 18 percent and headcount by 22 percent from the fourth quarter of 2011. Asia Pacific delivered adjusted EBITDA of $2.3 million, or 3.7 percent of revenue, down from $5.0 million, or 6.0 percent of revenue in the fourth quarter of 2011.

Europe

The prolonged economic downturn and high levels of unemployment in Europe continued to impact our permanent placement and temporary contracting businesses in 2012. Hudson Europe's gross margin decreased 17 percent in 2012 in constant currency compared with 2011. Temporary contracting gross margin decreased 19 percent in constant currency, driven by declines in the UK on weaker demand from the Financial Services sector. Temporary contracting gross margin decreased to 17.4 percent of revenue from 18.8 percent in 2011. Permanent recruitment declined 20 percent in 2012 compared with 2011, as a result of reduced client demand in France and Belgium, despite strong, double-digit growth in RPO. Adjusted EBITDA of $8.0 million represented a decrease of 52 percent from $16.5 million in 2011.

During the fourth quarter of 2012, European gross margin increased 8 percent sequentially from the third quarter, though it was down 16 percent in constant currency compared with the fourth quarter of 2011. Reduced demand in the Financial Services sector continued to drive lower gross margin in the UK, while a decline in permanent recruitment resulted in lower gross margin in continental Europe. Actions taken to address costs resulted in SG&A* and headcount reductions of 19 percent and 15 percent, respectively, from the same period in 2011. Adjusted EBITDA of $3.5 million, or 4.2 percent of revenue, was up from $3.0 million, or 3.2 percent of revenue in the fourth quarter of 2011.

* SG&A excludes non-operating expenses and rent redundancy.

Liquidity and Capital Resources

The company ended the fourth quarter of 2012 with $80.3 million in liquidity, composed of $38.7 million in cash and $41.7 million in availability under its credit facilities. The company generated $4.3 million in cash flow from operations during the quarter and $13.2 million in cash flow from operations for 2012. The company had no outstanding borrowings at the end of the fourth quarter, unchanged from the third quarter of 2012.

Business Outlook

Given the current economic conditions, first quarter 2013 revenue may decline by 14 to 18 percent against the first quarter of 2012 at prevailing exchange rates. The company expects first quarter 2013 adjusted EBITDA to be negative $2 million to negative $5 million before restructuring charges. The company expects to incur up to $4 million of restructuring charges to continue the 2012 actions. The company expects to take these actions in the first half of the year. In the first quarter of 2012, revenue was $200.6 million and adjusted EBITDA was a loss of $0.9 million.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, contracting solutions, recruitment process outsourcing, talent management and eDiscovery. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. With approximately 2,000 people in approximately 20 countries, and relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's ability to implement cost reduction initiatives effectively, including the recently announced restructuring program; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; risks in collecting the company's accounts receivable; the negative cash flows and operating losses that the company has experienced from time to time in the past may reoccur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to our dependence on uninterrupted service to clients; the company's exposure to employment-related claims from both clients and employers and limits on related insurance coverage; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue	$184,276	$222,738	$777,577	$933,736
Direct costs	117,352	138,090	492,710	579,431
Gross margin	66,924	84,648	284,867	354,305
Operating expenses:
Selling, general and administrative expenses	63,216	78,379	277,285	329,899
Depreciation and amortization	1,650	1,501	6,438	6,251
Business reorganization expenses	231	(27)	7,782	720
Total operating expenses	65,097	79,853	291,505	336,870
Operating income (loss)	1,827	4,795	(6,638)	17,435
Non-operating income (expense):
Interest income (expense), net	(124)	(234)	(635)	(1,143)
Other income (expense), net	40	(290)	254	(44)
Income (loss) before provision for income taxes	1,743	4,271	(7,019)	16,248
Provision for (benefit from) income taxes	2,086	962	(1,684)	5,339
Net income (loss)	$(343)	$3,309	$(5,335)	$10,909
Earnings (loss) per share:
Basic	$(0.01)	$0.10	$(0.17)	$0.35
Diluted	$(0.01)	$0.10	$(0.17)	$0.34
Weighted-average shares outstanding:
Basic	32,169	31,639	32,060	31,566
Diluted	32,169	32,118	32,060	31,989

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$38,653	$37,302
Accounts receivable, less allowance for doubtful accounts of $1,167 and $1,772, respectively	107,216	131,489
Prepaid and other	11,543	13,132
Total current assets	157,412	181,923
Property and equipment, net	20,050	17,838
Deferred tax assets, non-current	9,816	8,628
Other assets	6,190	8,157
Total assets	$193,468	$216,546
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,292	$12,025
Accrued expenses and other current liabilities	55,960	74,248
Short-term borrowings	—	3,384
Accrued business reorganization expenses	1,916	858
Total current liabilities	67,168	90,515
Other non-current liabilities	7,853	6,388
Deferred rent and tenant improvement contributions	8,061	4,479
Income tax payable, non-current	3,845	7,807
Total liabilities	86,927	109,189
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 33,100 and 32,776 shares, respectively	33	33
Additional paid-in capital	473,372	470,786
Accumulated deficit	(387,027)	(381,692)
Accumulated other comprehensive income—translation adjustments	20,536	18,657
Treasury stock, 79 and 79 shares, respectively, at cost	(373)	(427)
Total stockholders’ equity	106,541	107,357
Total liabilities and stockholders' equity	$193,468	$216,546

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$39,458	$63,517	$81,301	$—	$184,276
Gross margin, from external customers	$9,388	$26,361	$31,175	$—	$66,924
Adjusted EBITDA (loss) (1)	$1,379	$2,334	$3,455	$(4,017)	$3,151
Business reorganization expenses (recovery)	(44)	22	213	40	231
Office integration expense and (gains) on disposal of business	(558)	—	—	—	(558)
Non-operating expense (income), including corporate administration charges	593	975	641	(2,249)	(40)
EBITDA (loss) (1)	$1,388	$1,337	$2,601	$(1,808)	$3,518
Depreciation and amortization expenses					1,650
Interest expense (income), net					124
Provision for (benefit from) income taxes					2,086
Net income (loss)					$(343)

For The Three Months Ended December 31, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$47,802	$83,185	$91,751	$—	$222,738
Gross margin, from external customers	$13,738	$33,598	$37,312	$—	$84,648
Adjusted EBITDA (loss) (1)	$2,445	$4,988	$2,967	$(4,131)	$6,269
Business reorganization expenses (recovery)	—	—	(27)	—	(27)
Office integration expense and (gains) on disposal of business	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	1,204	1,847	1,854	(4,615)	290
EBITDA (loss) (1)	$1,241	$3,141	$1,140	$484	$6,006
Depreciation and amortization expenses					1,501
Interest expense (income), net					234
Provision for (benefit from) income taxes					962
Net income (loss)					$3,309

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$39,102	$73,437	$75,334	$—	$187,873
Gross margin, from external customers	$9,587	$29,852	$28,227	$—	$67,666
Adjusted EBITDA (loss) (1)	$758	$4,736	$649	$(4,614)	$1,529
Business reorganization expenses (recovery)	282	190	1,048	—	1,520
Office integration expense and (gains) on disposal of business	—	(64)	—	—	(64)
Non-operating expense (income), including corporate administration charges	865	1,222	1,766	(4,444)	(591)
EBITDA (loss) (1)	$(389)	$3,388	$(2,165)	$(171)	$663
Depreciation and amortization expenses					1,672
Interest expense (income), net					161
Provision for (benefit from) income taxes					995
Net income (loss)					$(2,165)

For The Three Months Ended March 31, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$45,170	$74,263	$81,157	$—	$200,590
Gross margin, from external customers	$11,831	$29,313	$32,064	$—	$73,208
Adjusted EBITDA (loss) (1)	$275	$2,124	$1,415	$(4,754)	$(940)
Business reorganization expenses (recovery)	20	67	720	133	940
Office integration expense and (gains) on disposal of business	—	316	—	—	316
Non-operating expense (income), including corporate administration charges	746	1,733	1,782	(4,256)	5
EBITDA (loss) (1)	$(491)	$8	$(1,087)	$(631)	$(2,201)
Depreciation and amortization expenses					1,505
Interest expense (income), net					161
Provision for (benefit from) income taxes					(646)
Net income (loss)					(3,221)

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE
(in thousands)
(unaudited)

For The Year Ended December 31, 2012	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$169,216	$288,144	$320,217	$—	$777,577
Gross margin, from external customers	$43,164	$117,428	$124,275	$—	$284,867
Adjusted EBITDA (loss) (1)	$4,864	$12,911	$7,960	$(18,271)	$7,464
Business reorganization expenses (recovery)	1,007	1,285	5,131	359	7,782
Office integration expense and (gains) on disposal of business	(558)	441	—	—	(117)
Non-operating expense (income), including corporate administration charges	3,147	5,830	5,784	(15,015)	(254)
EBITDA (loss) (1)	$1,268	$5,355	$(2,955)	$(3,614)	$54
Depreciation and amortization expenses					6,438
Interest expense (income), net					635
Provision for (benefit from) income taxes					(1,684)
Net income (loss)					$(5,335)

For The Year Ended December 31, 2011	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$192,217	$359,108	$382,411	$—	$933,736
Gross margin, from external customers	$50,778	$146,917	$156,610	$—	$354,305
Adjusted EBITDA (loss) (1)	$6,442	$21,306	$16,517	$(19,860)	$24,405
Business reorganization expenses (recovery)	—	—	720	—	720
Office integration expense and (gains) on disposal of business	—	—	—	—	—
Non-operating expense (income), including corporate administration charges	2,960	7,126	7,726	(17,768)	44
EBITDA (loss) (1)	$3,482	$14,180	$8,071	$(2,091)	$23,642
Depreciation and amortization expenses					6,251
Interest expense (income), net					1,143
Provision for (benefit from) income taxes					5,339
Net income (loss)					$10,909

1.
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands)
(unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended December 31,
	2012	2011
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$39,458	$47,802	$14	$47,816
Hudson Asia Pacific	63,517	83,185	2,513	85,698
Hudson Europe	81,301	91,751	111	91,862
Total	$184,276	$222,738	$2,638	$225,376
Gross margin:
Hudson Americas	$9,388	$13,738	$13	$13,751
Hudson Asia Pacific	26,361	33,598	1,009	34,607
Hudson Europe	31,175	37,312	(327)	36,985
Total	$66,924	$84,648	$695	$85,343
SG&A and other non-operating income (expense) (1):
Hudson Americas	$8,039	$12,517	$(11)	$12,506
Hudson Asia Pacific	25,030	30,460	869	31,329
Hudson Europe	28,338	36,205	(297)	35,908
Corporate	1,769	(513)	6	(507)
Total	$63,176	$78,669	$567	$79,236
Business reorganization expenses:
Hudson Americas	$(44)	$—	$—	$—
Hudson Asia Pacific	22	—	(1)	(1)
Hudson Europe	213	(27)	(1)	(28)
Corporate	40	—	—	—
Total	$231	$(27)	$(2)	$(29)
Operating income (loss):
Hudson Americas	$1,735	$2,122	$19	$2,141
Hudson Asia Pacific	1,467	4,354	213	4,567
Hudson Europe	2,846	2,595	(105)	2,490
Corporate	(4,220)	(4,276)	(4)	(4,280)
Total	$1,828	$4,795	$123	$4,918
EBITDA (loss):
Hudson Americas	$1,388	$1,241	$(32)	$1,209
Hudson Asia Pacific	1,337	3,141	144	3,285
Hudson Europe	2,601	1,140	(32)	1,108
Corporate	(1,808)	484	(1)	483
Total	$3,518	$6,006	$79	$6,085

1.
SG&A and other non-operating income (expense) is a measure that management uses to evaluate the segments’ expenses, which include the following captions on the Condensed Consolidated Statements of Operations: Selling, general and administrative expenses and other income (expense), net. Corporate management service allocations are included in the segments’ other income (expense).